Exhibit 99.1

LTC Announces Correction to Reconciliation of Funds from Operations Schedule Previously Issued with Second Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 5, 2009--LTC Properties, Inc. (NYSE:LTC) announced a correction to a previously issued press release containing a reconciliation of funds from operations. The previous announcement incorrectly had number of shares rather than dollar amounts on the lines “Diluted FFO allocable to common stockholders” and “Diluted FFO including non-cash compensation charges”. Contained in this release is the reconciliation of funds from operations with the corrected line items.

The Company will conduct a conference call on Thursday, August 6, 2009, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended June 30, 2009. The conference call is accessible by dialing 888-241-0558. The international number is 647-427-3417. The earnings release will be available on our website. An audio replay of the conference call will be available from August 6, 2009 through August 20, 2009. Callers can access the replay by dialing 888-562-2825 or 402-220-7740 and entering encore passcode number 18957585.

At June 30, 2009, LTC had investments in 100 skilled nursing properties, 101 assisted living properties and two schools in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income allocable to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share allocable to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income allocable to common stockholders to funds from operations allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income allocable to common stockholders	$6,843	$7,491	$14,809	$15,731
Add: Real estate depreciation	3,694	3,730	7,395	7,422
Add: Non-cash compensation charges	351	306	665	617
Add: Loss/less (gain) on sale of assets, net	—	—	—	(92)
FFO allocable to common stockholders	$10,888	$11,527	$22,869	$23,678

Less: Non-cash compensation charges	(351)	(306)	(665)	(617)
FFO including non-cash compensation charges	$10,537	$11,221	$22,204	$23,061

Basic FFO allocable to common stockholders per share	$0.47	$0.50	$0.99	$1.03
Diluted FFO allocable to common stockholders per share	$0.47	$0.49	$0.98	$1.01

Diluted FFO allocable to common stockholders	$11,802	$12,450	$24,698	$25,534
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,343	25,279	25,331	25,238

Basic FFO including non-cash compensation charges per share	$0.46	$0.49	$0.96	$1.01
Diluted FFO including non-cash compensation charges per share	$0.45	$0.48	$0.95	$0.99

Diluted FFO including non-cash compensation charges	$11,451	$12,144	$24,033	$24,917
Weighted average shares used to calculate diluted FFO per share including non-cash compensation charges	25,343	25,279	25,331	25,238

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
(805) 981-8655